Exhibit 4.5

REGISTRATION RIGHTS AGREEMENT

by and among

Tops Holding Corporation,

Tops Markets, LLC

and the Guarantors party hereto

and

Morgan Stanley & Co. Incorporated
as the Representative of the several Initial Purchasers

Dated as of February 12, 2010

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of February 12, 2010, by and among Tops Holding Corporation, a Delaware corporation (the “Company”) and Tops Markets, LLC, a New York limited liability company (“Tops Markets” and, together with the Company, the “Issuers”), the Guarantors party hereto (collectively, the “Guarantors”), and Morgan Stanley & Co. Incorporated (the “Representative”) as the representative of the several initial purchasers (the “Initial Purchasers”) listed on Schedule A to the Purchase Agreement (as defined below), each of whom has agreed to purchase the Issuers’ 10.125% Senior Secured Notes due 2015 (the “Notes”) which are fully and unconditionally guaranteed by the Guarantors (the “Guarantees”) pursuant to the Purchase Agreement (as defined below).  The Notes and the Guarantees attached thereto are herein collectively referred to as the “Securities.”

This Agreement is made pursuant to the Purchase Agreement, dated February 9, 2010 (the “Purchase Agreement”), among the Issuers, the Guarantors and the Representative on behalf of itself and each of the other Initial Purchasers (i) for the benefit of the Initial Purchasers and (ii) for the benefit of the holders from time to time of the Transfer Restricted Securities, including the Initial Purchasers.  In order to induce the Initial Purchasers to purchase the Securities, the Issuers have agreed to provide the Initial Purchasers and the Market Maker (as defined below) the registration rights set forth in this Agreement.  The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers set forth in Section 5(f) of the Purchase Agreement.

The parties hereby agree as follows:

SECTION 1.              Definitions.  As used in this Agreement, the following capitalized terms shall have the following meanings:

Additional Interest: As defined in Section 5 hereof.

Additional Notes: has the meaning set forth in the Indenture.

Advice:  As defined in Section 6(c) hereof.

Agreement:  As defined in the preamble hereof.

Broker-Dealer:  Any broker or dealer registered under the Exchange Act.

Business Day:  Any day other than a Saturday, Sunday or U.S. federal holiday or a day on which banking institutions or trust companies located in New York, New York are authorized or obligated to be closed.

Closing Date:  The date of this Agreement.

Commission:  The U.S. Securities and Exchange Commission.

Company:  As defined in the preamble hereof.

Consummate:  A registered Exchange Offer shall be deemed “Consummated” for purposes of this Agreement upon the occurrence of (i) the filing and effectiveness under the Securities Act of the Exchange Offer Registration Statement relating to the Exchange Securities to be issued in the Exchange Offer, (ii) the maintenance of such Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) hereof, and (iii) the delivery by the Issuers to the Registrar under the Indenture of Exchange Securities in the same aggregate principal amount as the aggregate principal amount of Transfer Restricted Securities that were tendered by Holders thereof pursuant to the Exchange Offer.

Exchange Act:  The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Exchange Date: As defined in Section 3 hereof.

Exchange Offer:  The registration by the Issuers under the Securities Act of the Exchange Securities pursuant to a Registration Statement pursuant to which the Issuers offer the Holders of all outstanding Transfer Restricted Securities permitted under applicable law and Commission policy to participate in such offer the opportunity to exchange all such outstanding Transfer Restricted Securities held by such Holders for Exchange Securities in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Securities tendered in such exchange offer by such Holders.

Exchange Offer Registration Statement:  The Registration Statement relating to the Exchange Offer, including the related Prospectus.

Exchange Securities:  The 10.125% Senior Secured Notes due 2015, of the same series under the Indenture as the Notes and the Guarantees attached thereto, to be issued to Holders in exchange for Transfer Restricted Securities (including, without limitation, Additional Notes).

Existing Securities:  The Issuers’ 10.125% Senior Secured Notes due 2015 issued on October 9, 2009 and the guarantees related thereto.

FINRA: Financial Industry Regulatory Authority.

Guarantees:  As defined in the preamble hereof.

Guarantors:  As defined in the preamble hereof.

Holders:  As defined in Section 2(b) hereof.

Indemnified Holder:  As defined in Section 8(a) hereof.

Indenture:  The Indenture, dated as of October 9, 2009, as supplemented by a Supplemental Indenture dated as of January 29, 2010 and as further supplemented by a Second Supplemental Indenture dated as of February 12, 2010, by and among the Issuers, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”) and as collateral agent (the “Collateral

Agent”), pursuant to which the Existing Securities were issued and the Securities are to be issued, as such Indenture is amended or supplemented from time to time in accordance with the terms thereof.

Initial Purchasers:  As defined in the preamble hereof.

Initial Placement:  The issuance and sale by the Issuers of the Securities to the Initial Purchasers pursuant to the Purchase Agreement.

Issuer Indemnified Party:  As defined in Section 8(b) hereof.

Issuers:  As defined in the preamble hereof.

Market Maker shall have the meaning set forth in Annex A hereof.

Market Maker’s Information shall have the meaning set forth in Annex A hereof.

Market Making Registration Statement shall mean the registration statement referred to in Annex A hereof and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

Person:  Any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

Prospectus:  The prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

Purchase Agreement:  As defined in the preamble hereof.

Registration Default:  As defined in Section 5 hereof.

Registration Statement:  Any registration statement of the Issuers relating to (a) an offering of Exchange Securities pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, which is filed pursuant to the provisions of this Agreement, including, without limitation, the Market Making Registration Statement, in each case, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

Securities:  As defined in the preamble hereof.

Securities Act:  The Securities Act of 1933, as amended and the rules and regulations promulgated thereunder.

Shelf Filing Deadline:  As defined in Section 4(a) hereof.

Shelf Registration Statement:  As defined in Section 4(a) hereof.

Tops Markets:  As defined in the preamble hereof.

Trust Indenture Act:  The Trust Indenture Act of 1939, as amended and the rules and regulations promulgated thereunder.

Transfer Restricted Securities:  The Securities; provided that the Securities shall cease to be Transfer Restricted Securities on the earliest to occur of (i) the date on which a Registration Statement with respect to such Securities has become effective under the Securities Act and such Securities have been exchanged or disposed of pursuant to such Registration Statement or (ii) the date on which such Securities cease to be outstanding.

Underwritten Registration or Underwritten Offering:  A registration in which securities of the Issuers are sold to an underwriter for reoffering to the public.

SECTION 2.              Securities Subject to this Agreement.

(a)           Transfer Restricted Securities.  The securities entitled to the benefits of this Agreement are the Transfer Restricted Securities.

(b)           Holders of Transfer Restricted Securities.  A Person is deemed to be a holder of Transfer Restricted Securities (each, a “Holder”) whenever such Person owns Transfer Restricted Securities.

SECTION 3.              Registered Exchange Offer.

(a)           Unless the Exchange Offer shall not be permissible under applicable law or Commission policy (after the procedures set forth in Section 6(a) hereof have been complied with), each of the Issuers and the Guarantors shall use their reasonable best efforts to (i) cause to be filed with the Commission, a Registration Statement under the Securities Act relating to the Exchange Securities and the Exchange Offer, (ii) cause such Registration Statement to become effective, (iii) in connection with the foregoing, (A) file all pre-effective amendments to such Registration Statement as may be necessary in order to cause such Registration Statement to become effective, (B) if applicable, file a post-effective amendment to such Registration Statement pursuant to Rule 430A under the Securities Act and (C) cause all necessary filings in connection with the registration and qualification of the Exchange Securities to be made under the state securities or blue sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, and (iv) upon the effectiveness of such Registration Statement, commence the Exchange Offer.  Each of the Issuers and the Guarantors shall use their reasonable best efforts to Consummate the Exchange Offer not later than October 9, 2010 (or, if October 9, 2010 is not a Business Day, the next succeeding Business Day) (the “Exchange Date”).  The Exchange Offer, if required pursuant to this Section 3(a) shall be on the appropriate form permitting registration of the Exchange Securities to be offered in exchange for the Transfer Restricted Securities and to permit resales of Transfer Restricted Securities held by Broker-Dealers as contemplated by Section 3(c) hereof.  The Issuers shall use commercially reasonable efforts to cause all Exchange Securities to have the same CUSIP number.

(b)           If an Exchange Offer Registration Statement is required to be filed and declared effective pursuant to Section 3(a) above, the Issuers and the Guarantors shall cause the Exchange Offer Registration Statement to be effective continuously and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 Business Days after the date notice of the Exchange Offer is mailed to the Holders.  The Issuers shall cause the Exchange Offer to comply with all applicable federal and state securities laws.  No securities other than the Exchange Securities shall be included in the Exchange Offer Registration Statement.  The Issuers shall use their reasonable best efforts to cause the Exchange Offer to be Consummated on or before the Exchange Date.

(c)           The Issuers shall indicate in a “Plan of Distribution” section contained in the Prospectus forming a part of the Exchange Offer Registration Statement that any Broker-Dealer who holds Transfer Restricted Securities that were acquired for its own account as a result of market-making activities or other trading activities (other than Transfer Restricted Securities acquired directly from the Issuers), may exchange such Transfer Restricted Securities pursuant to the Exchange Offer; however, such Broker-Dealer may be deemed to be an “underwriter” within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the Exchange Securities received by such Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement.  Such “Plan of Distribution” section shall also contain all other information with respect to such resales by Broker-Dealers that the Commission may require in order to permit such resales pursuant thereto, but such “Plan of Distribution” shall not name any such Broker-Dealer or disclose the amount of Transfer Restricted Securities held by any such Broker-Dealer except to the extent required by the Commission as a result of a change in policy after the date of this Agreement.

Each of the Issuers and the Guarantors shall use their reasonable best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(c) hereof to the extent necessary to ensure that it is available for resales of Transfer Restricted Securities acquired by Broker-Dealers for their own accounts as a result of market-making activities or other trading activities, and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period ending on the earlier of (i) 180 days from the date on which the Exchange Offer Registration Statement is declared effective and (ii) the date on which a Broker-Dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities.

The Issuers shall provide sufficient copies of the latest version of such Prospectus to Broker-Dealers promptly upon request at any time during such 180-day (or shorter as provided in the foregoing sentence) period in order to facilitate such resales.

(d)           The Issuers also hereby agree to comply with the requirements set forth in Annex A hereof.

SECTION 4.              Shelf Registration.

(a)           Shelf Registration.  If (i) the Issuers are not required to file an Exchange Offer Registration Statement or to consummate the Exchange Offer solely because the Exchange Offer is not permitted by applicable law or Commission policy (after the procedures set forth in Section 6(a) hereof have been complied with), (ii) for any reason the Exchange Offer is not Consummated by the Exchange Date or (iii) prior to the Exchange Date:  (A) the Initial Purchasers request from the Issuers with respect to Transfer Restricted Securities not eligible to be exchanged for Exchange Securities in the Exchange Offer, (B) with respect to any Holder of Transfer Restricted Securities such Holder notifies the Issuers that (i) such Holder is prohibited by applicable law or Commission policy from participating in the Exchange Offer, (ii) such Holder may not resell the Exchange Securities acquired by it in the Exchange Offer to the public without delivering a prospectus and that the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder, or (iii) such Holder is a Broker-Dealer and holds Transfer Restricted Securities acquired directly from the Issuers or one of their affiliates or (C) in the case of the Initial Purchasers, the Initial Purchasers notify the Issuers they will not receive Exchange Securities in exchange for Transfer Restricted Securities constituting any portion of the Initial Purchasers’s unsold allotment, the Issuers and the Guarantors shall

(x)            cause to be filed a shelf registration statement pursuant to Rule 415 under the Securities Act, which may be an amendment to the Exchange Offer Registration Statement (in either event, the “Shelf Registration Statement”) as promptly as practicable (such date being the “Shelf Filing Deadline”), which Shelf Registration Statement shall provide for resales of all Transfer Restricted Securities the Holders of which shall have provided the information required pursuant to Section 4(b) hereof; and

(y)           use their reasonable best efforts to cause such Shelf Registration Statement to be declared effective by the Commission.

Each of the Issuers and the Guarantors shall use their reasonable best efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for resales of Transfer Restricted Securities by the Holders of such Securities entitled to the benefit of this Section 4(a), and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, from the date on which the Shelf Registration Statement is declared effective by the Commission until the expiration of the two-year period after the Closing Date (or shorter period that will terminate when all the Transfer Restricted Securities covered by such Shelf Registration Statement have been sold pursuant to such Shelf Registration Statement; provided that the Issuers may for a period of up to 60 days in any three-month period, not to exceed 90 days in any calendar year determine that the Shelf Registration Statement is not usable under certain circumstances relating to corporate developments, public filings with the Commission and similar events, and suspend the use of the prospectus that is part of the Shelf Registration Statement).

(b)           Provision by Holders of Certain Information in Connection with the Shelf Registration Statement.  No Holder of Transfer Restricted Securities may include any of its Transfer

Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Issuers in writing, within 20 Business Days after receipt of a request therefor, such information as the Issuers may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein.  Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Issuers all information required to be disclosed in order to make the information previously furnished to the Issuers by such Holder not materially misleading.

SECTION 5.              Additional Interest.  If (i) the Exchange Offer has not been Consummated by the Exchange Date, (ii) any Shelf Registration Statement, if required hereby, has not been declared effective by the Commission 120 days after any obligation to file a shelf registration statement arises or (iii) any Registration Statement required by this Agreement has been declared effective but ceases to be effective at any time at which it is required to be effective under this Agreement (each such event referred to in clauses (i) through (iii), a “Registration Default”), the Issuers hereby agree that the interest rate borne by the Transfer Restricted Securities shall be increased by 0.25% per annum during the 90-day period immediately following the occurrence of any Registration Default and shall increase by 0.25% per annum at the end of each subsequent 90-day period (such increase, “Additional Interest”), but in no event shall such increase exceed 1.00% per annum.  At the earlier of (i) the cure of all Registration Defaults relating to the particular Transfer Restricted Securities or (ii) October 9, 2011, the interest rate borne by the relevant Transfer Restricted Securities will be reduced to the original interest rate borne by such Transfer Restricted Securities; provided, however, that, if after any such reduction in interest rate, a different Registration Default occurs, the interest rate borne by the relevant Transfer Restricted Securities shall again be increased pursuant to the foregoing provisions.

All obligations of the Issuers and the Guarantors set forth in the preceding paragraph that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such security shall have been satisfied in full.

SECTION 6.              Registration Procedures.

(a)           Exchange Offer Registration Statement.  In connection with the Exchange Offer, if required pursuant to Section 3(a) hereof, the Issuers and the Guarantors shall comply with all of the provisions of Section 6(c) hereof, shall use their reasonable best efforts to effect such exchange to permit the sale of Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and shall comply with all of the following provisions:

(i)      If in the reasonable opinion of counsel to the Issuers there is a question as to whether the Exchange Offer is permitted by applicable law, each of the Issuers and the Guarantors hereby agree to seek a no-action letter or other favorable decision from the Commission allowing the Issuers and the Guarantors to Consummate an Exchange Offer for such Transfer Restricted Securities.  Each of the Issuers and the Guarantors hereby agree to pursue the issuance of such a decision to the Commission staff level but shall not be required to take commercially unreasonable action to effect a change of Commission policy.  Each of the Issuers and the Guarantors hereby agree, however, to (A) participate in telephonic conferences with the Commission, (B) deliver to the Commission staff an analysis prepared by counsel to the Issuers setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursue a favorable resolution by the Commission staff of such submission.

(ii)     As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Transfer Restricted Securities shall furnish, upon the request of the Issuers, prior to the Consummation thereof, a written representation to the Issuers (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an affiliate of the Issuers, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Exchange Securities to be issued in the Exchange Offer and (C) it is acquiring the Exchange Securities in its ordinary course of business.  In addition, all such Holders of Transfer Restricted Securities shall otherwise cooperate in the Issuers’ preparations for the Exchange Offer.  Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (which may include any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of Exchange Securities obtained by such Holder in exchange for Transfer Restricted Securities acquired by such Holder directly from the Issuers.

(b)           Shelf Registration Statement.  If required pursuant to Section 4, in connection with the Shelf Registration Statement, each of the Issuers and the Guarantors shall comply with all the provisions of Section 6(c) hereof and shall use their reasonable best efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and pursuant thereto each of the Issuers and the Guarantors will as expeditiously as possible prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof.

(c)           General Provisions.  In connection with any Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities (including, without limitation, any Registration Statement and the related Prospectus required to permit resales of Transfer Restricted Securities by Broker-Dealers), each of the Issuers and the Guarantors shall:

(i)            use their reasonable best efforts to keep such Registration Statement continuously effective and provide all requisite financial statements (including, if required by the Securities Act or any regulation thereunder, financial statements of the Guarantors) for the period specified in Section 3 or 4 hereof, as applicable; upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Issuers shall file promptly an appropriate amendment to such Registration Statement, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use their reasonable best efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;

(ii)           use their reasonable best efforts to prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as applicable, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

(iii)          advise the underwriter(s), if any, and selling Holders promptly and, if requested by such Persons, to confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading.  If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or blue sky laws, each of the Issuers and the Guarantors shall use their reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

(iv)          furnish without charge to the Initial Purchasers, each selling Holder named in any Registration Statement, and each of the underwriter(s), if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review and comment of such Holders and underwriter(s) in connection with such sale, if any, for a period of at least five Business Days, and the Issuers will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which the Initial Purchasers of Transfer Restricted Securities covered by such Registration Statement or the underwriter(s), if any, shall reasonably object in writing within five Business Days after the receipt thereof (such objection to be deemed timely made upon confirmation of telecopy transmission within such period).  The objection of the Initial Purchasers or underwriters, if any, shall be deemed to be reasonable if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission;

(v)           promptly prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus, provide copies of such document to the Initial Purchasers, each selling Holder named in any Registration Statement, and to the underwriter(s), if any, make the Issuers’ and the Guarantors’ representatives available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such selling Holders or underwriter(s), if any, reasonably may request;

(vi)          make available at reasonable times for inspection by the Initial Purchasers, the managing underwriter(s), if any, participating in any disposition pursuant to such Registration Statement and any attorney or accountant retained by the Initial Purchasers or any of the underwriter(s), all financial and other records, pertinent corporate documents and properties of each of the Issuers and the Guarantors and cause the Issuers’ and the Guarantors’ officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness and to participate in meetings with investors to the extent requested by the managing underwriter(s), if any;

(vii)         if requested by any selling Holders or the underwriter(s), if any, promptly incorporate in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the “Plan of Distribution” of the Transfer Restricted Securities, information with respect to the principal amount of Transfer Restricted Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Issuers are notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(viii)        cause the Transfer Restricted Securities covered by the Registration Statement to be rated with the appropriate rating agencies, if so requested by the Holders of a majority in aggregate principal amount of securities covered thereby or the underwriter(s), if any;

(ix)           furnish to the Initial Purchasers, each selling Holder and each of the underwriter(s), if any, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including financial statements and schedules, all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

(x)            deliver to each selling Holder and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; each of the Issuers and the Guarantors hereby consent to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

(xi)           enter into such agreements (including an underwriting agreement), and make such representations and warranties, and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any Registration Statement contemplated by this Agreement, all to such extent as may be requested by the Initial Purchasers or by any Holder of Transfer Restricted Securities or underwriter in connection with any sale or resale pursuant to any Registration Statement contemplated by this Agreement; and whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, each of the Issuers and the Guarantors shall:

(A)          furnish to the Initial Purchasers, each selling Holder and each underwriter, if any, in such substance and scope as they may request and as are customarily made by issuers to underwriters in primary underwritten offerings, upon the date of the Consummation of the Exchange Offer or, if applicable, the effectiveness of the Shelf Registration Statement:

(1)           a certificate, dated the date of Consummation of the Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, signed by (y) the President or any Vice President and (z) a principal financial or accounting officer of each of the Issuers and the Guarantors, confirming, as of the date thereof, the matters set forth in paragraphs (i), (ii) and (iii) of Section 5(e) of the Purchase Agreement and such other matters as such parties may reasonably request;

(2)           an opinion, dated the date of Consummation of the Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, of counsel for the Issuers and the Guarantors, covering the matters set forth in Section 5(c) of the Purchase Agreement and such other matters as such parties may reasonably request, and in any event including a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Issuers and the Guarantors, representatives of the independent public accountants for the Issuers and the Guarantors, representatives of the underwriter(s), if any, and counsel to the underwriter(s), if any, in connection with the preparation of such Registration Statement and the related Prospectus and have considered the matters required to be stated therein and the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements; and that such counsel advises that, on the basis of the foregoing, no facts came to such counsel’s attention that caused such counsel to believe that the applicable Registration Statement, at the time such Registration Statement or any post-effective amendment thereto became effective, and, in the case of the Exchange Offer Registration Statement, as of the date of Consummation, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contained in such Registration Statement as of its date and, in the case of the opinion dated the date of Consummation of the Exchange Offer, as of the date of Consummation, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein not misleading.  Without limiting the foregoing, such counsel may state further that such counsel assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial data included in any Registration Statement contemplated by this Agreement or the related Prospectus; and

(3)           a customary comfort letter, dated the date of effectiveness of the Shelf Registration Statement, from the Issuers’ independent accountants, in the customary form and covering matters of the type customarily requested to be covered in comfort letters by underwriters in connection with primary underwritten offerings, and covering or affirming the matters set forth in the comfort letters delivered pursuant to Section 5(a) of the Purchase Agreement, without exception;

(B)           set forth in full or incorporate by reference in the underwriting agreement, if any, the indemnification provisions and procedures of Section 8 hereof with respect to all parties to be indemnified pursuant to said Section; and

(C)           deliver such other documents and certificates as may be reasonably requested by such parties to evidence compliance with Section 6(c)(xi)(A) hereof and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Issuers or any of the Guarantors pursuant to this Section 6(c)(xi), if any.

If at any time the representations and warranties of the Issuers and the Guarantors contemplated in Section 6(c)(xi)(A)(1) hereof cease to be true and correct, the Issuers or the Guarantors shall so advise the Initial Purchasers and the underwriters, if any, and each selling Holder promptly and, if requested by such Persons, shall confirm such advice in writing;

(xii)          prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the state securities or blue sky laws of such jurisdictions as the selling Holders or underwriter(s), if any, may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; provided, however, that none of the Issuers or the Guarantors shall be required to register or qualify as a foreign corporation where it is not then so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not then so subject;

(xiii)         shall issue, upon the request of any Holder of Transfer Restricted Securities covered by the Shelf Registration Statement, Exchange Securities having an aggregate principal amount equal to the aggregate principal amount of Transfer Restricted Securities surrendered to the Issuers by such Holder in exchange therefor or being sold by such Holder; such Exchange Securities to be registered in the name of such Holder or in the name of the purchaser(s) of such Securities, as the case may be; in return, the Transfer Restricted Securities held by such Holder shall be surrendered to the Issuers for cancellation;

(xiv)        cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may request at least two Business Days prior to any sale of Transfer Restricted Securities made by such Holders or underwriter(s);

(xv)         use their reasonable best efforts to cause the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in Section 6(c)(xii) hereof;

(xvi)        if any fact or event contemplated by Section 6(c)(iii)(D) hereof shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading;

(xvii)       provide a CUSIP number for all Securities not later than the effective date of the Registration Statement covering such Securities and provide the Trustee under the Indenture with printed certificates for such Securities which are in a form eligible for deposit with the Depository Trust Company and take all other action necessary to ensure that all such Securities are eligible for deposit with the Depository Trust Company;

(xviii)      cooperate and assist in any filings required to be made with FINRA and in the performance of any due diligence investigation by any underwriter (including any “qualified independent underwriter”) that is required to be retained in accordance with the rules and regulations of FINRA;

(xix)         otherwise use their reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to their security holders, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 of the Securities Act (which need not be audited) for the twelve-month period (A) commencing at the end of any fiscal quarter in which Transfer Restricted Securities are sold to underwriters in a firm commitment or best efforts Underwritten Offering or (B) if not sold to underwriters in such an offering, beginning with the first month of the Issuers’ first fiscal quarter commencing after the effective date of the Registration Statement;

(xx)          cause the Indenture to be qualified under the Trust Indenture Act not later than the effective date of the first Registration Statement required by this Agreement, and, in connection therewith, cooperate with the Trustee and the Holders of Securities to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and to execute and use their reasonable best efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner;

(xxi)         cause all Securities covered by the Registration Statement to be listed on each securities exchange or automated quotation system on which similar securities issued by the Issuers are then listed if requested by the Holders of a majority in aggregate principal amount of Securities or the managing underwriter(s), if any; and

(xxii)        provide promptly to each Holder upon request each document filed with the Commission pursuant to the requirements of Section 13 and Section 15 of the Exchange Act.

Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice from the Issuers of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof, such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xvi) hereof, or until it is advised in writing (the “Advice”) by the Issuers that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus.  If so directed by the Issuers, each Holder will deliver to the Issuers (at the Issuers’ expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice.  In the event the Issuers shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6(c)(iii)(D) hereof to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xvi) hereof or shall have received the Advice; provided, however, that no such extension shall be taken into account in determining whether Additional Interest is due pursuant to Section 5 hereof or the amount of such Additional Interest, it being agreed that the Issuers’ option to suspend use of a Registration Statement pursuant to this paragraph shall be treated as a Registration Default for purposes of Section 5 hereof.

SECTION 7.              Registration Expenses.

(a)           All expenses incident to the Issuers’ and the Guarantors’ performance of or compliance with this Agreement will be borne by the Issuers and the Guarantors, jointly and severally, regardless of whether a Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees and expenses (including filings made by the Initial Purchasers or Holder with FINRA (and, if applicable, the fees and expenses of any “qualified independent underwriter” and its counsel that may be required by the rules and regulations of FINRA)); (ii) all fees and expenses of compliance with federal securities and state securities or blue sky laws; (iii) all expenses of printing (including printing certificates for the Exchange Securities to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Issuers, the Guarantors and, subject to Section 7(b) hereof, the Holders of Transfer Restricted Securities; (v) all application and filing fees, if applicable, in connection with listing the Exchange Securities on a securities exchange or automated quotation system pursuant to the requirements thereof; (vi) all reasonable fees and disbursements of counsel for the Market Maker; and (vi) all fees and disbursements of independent certified public accountants of the Issuers and the Guarantors (including the expenses of any special audit and comfort letters required by or incident to such performance).

Each of the Issuers and the Guarantors will, in any event, bear their internal expenses (including, without limitation, all salaries and expenses of their officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Issuers or the Guarantors.

(b)           In connection with any Registration Statement required by this Agreement (including, without limitation, the Exchange Offer Registration Statement and the Shelf Registration Statement), the Issuers and the Guarantors, jointly and severally, will reimburse the Initial Purchasers and the Holders of Transfer Restricted Securities being tendered in the Exchange Offer and/or resold pursuant to the “Plan of Distribution” contained in the Exchange Offer Registration Statement or registered pursuant to the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel, who shall be Cahill Gordon & Reindel LLP or such other counsel as may be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared.

SECTION 8.              Indemnification.

(a)           The Issuers and the Guarantors, jointly and severally, agree to indemnify and hold harmless (A) (i) each Holder, (ii) each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any Holder (any of the Persons referred to in this clause (ii) being hereinafter referred to as a “controlling person”), (iii) the respective officers, directors, partners, employees, representatives and agents of any Holder or any controlling person and (iv) the Market Maker (any Person referred to in clause (i), (ii), (iii) or (iv) may hereinafter be referred to as an “Indemnified Holder”), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including, without limitation, and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing, settling, compromising, paying or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Holder), joint or several, directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information relating to any of the Holders or the Market Maker furnished in writing to the Issuers by any of the Holders or the Market Maker expressly for use therein and (B) the Market Maker from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), that arise out of, or are based upon, any breach by the Issuers of their representations, warranties and agreements contained in Annex A hereof.  This indemnity agreement shall be in addition to any liability which the Issuers or any of the Guarantors may otherwise have.

In case any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought or asserted against any of the Indemnified Holders with respect to which indemnity may be sought against the Issuers or the Guarantors, such Indemnified Holder (or the Indemnified Holder controlled by such controlling person) shall promptly notify the Issuers and the Guarantors in writing; provided, however, that the failure to give such notice shall not relieve any of the Issuers or the Guarantors of their obligations pursuant to this Agreement.  Such Indemnified Holder shall have the right to employ its own counsel in any such action and the fees and expenses of such counsel shall be paid, as incurred, by the Issuers and the Guarantors (regardless of whether it is ultimately determined that an Indemnified Holder is not entitled to indemnification hereunder).  The Issuers and the Guarantors shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for such Indemnified Holders.  Any such firm (x) for the Market Maker, its affiliates, directors and officers and any control Persons of the Market Maker shall be designated by the Representative and (y) for each Holder, any controlling person or the respective officers, directors, partners, employees, representatives and agents of any Holder or any controlling person shall be designated by the Holders.  The Issuers and the Guarantors shall be liable for any settlement of any such action or proceeding effected with the Issuers’ and the Guarantors’ prior written consent, which consent shall not be withheld unreasonably, and each of the Issuers and the Guarantors agrees to indemnify and hold harmless any Indemnified Holder from and against any loss, claim, damage, liability or expense by reason of any settlement of any action effected with the written consent of the Issuers and the Guarantors.  The Issuers and the Guarantors shall not, without the prior written consent of each Indemnified Holder, settle or compromise or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Holder is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Holder from all liability arising out of such action, claim, litigation or proceeding.

(b)           Each Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless (i) the Issuers, the Guarantors and their respective directors, officers of each of the Issuers and the Guarantors who sign a Registration Statement, and (ii) any Person controlling (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Issuers or any of the Guarantors, and the respective officers, directors, partners, employees, representatives and agents of each such Person (any Person referred to in clause (i) or (ii) may hereinafter be referred to as an “Issuer Indemnified Party”), to the same extent as the foregoing indemnity from the Issuers and the Guarantors to each of the Indemnified Holders, but only with respect to claims and actions based on information relating to such Holder furnished in writing by such Holder expressly for use in any Registration Statement.  In case any action or proceeding shall be brought against an Issuer Indemnified Party in respect of which indemnity may be sought against a Holder of Transfer Restricted Securities, such Holder shall have the rights and duties given the Issuers and the Guarantors, and the Issuer Indemnified Party shall have the rights and duties given to each Holder by the preceding paragraph.

(c)           The Market Maker Agrees to indemnify and hold harmless (i) the Issuers, the Guarantors and their respective directors, officers of each of the Issuers and the Guarantors who sign the Market Making Registration Statement, and (ii) any Person controlling (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Issuers or any of the Guarantors, and the respective officers, directors, partners, employees, representatives and agents of each such Person (any Person referred to in clause (i) or (ii) may hereinafter be referred to as an “Issuer Indemnified Party”), to the same extent as the foregoing indemnity from the Issuers and the Guarantors to each of the Indemnified Holders, but only with respect to claims and actions based on information relating to the Market Maker furnished in writing by the Market Maker expressly for use in the Market Making Registration Statement and any Prospectus.  In case any action or proceeding shall be brought against an Issuer Indemnified Party in respect of which indemnity may be sought against the Market Maker, the Market Maker shall have the rights and duties given the Issuers and the Guarantors, and the Issuer Indemnified Party shall have the rights and duties given to the Market Maker under Section 8(a) hereof.

(d)           If the indemnification provided for in this Section 8 is unavailable to an indemnified party under Section 8(a) (b) or (c) hereof (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities, judgments, actions or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities, judgments or expenses in such proportion as is appropriate to reflect the relative benefits received by the Issuers and the Guarantors, on the one hand, and the Holders or the Market Maker, on the other hand, from the Initial Placement (which in the case of the Issuers and the Guarantors shall be deemed to be equal to the total gross proceeds to the Issuers and the Guarantors from the Initial Placement), the amount of Additional Interest which did not become payable as a result of the filing of the Registration Statement resulting in such losses, claims, damages, liabilities, judgments, actions or expenses, and such Registration Statement, or if such allocation is not permitted by applicable law, the relative fault of the Issuers and the Guarantors, on the one hand, and the Holders or the Market Maker, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative fault of the Issuers and the Guarantors on the one hand and of the Holders or the Market Maker on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers or any of the Guarantors, on the one hand, or the Holders or the Market Maker, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 8(a) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

The Issuers, the Guarantors, each Holder of Transfer Restricted Securities and the Market Maker agree that it would not be just and equitable if contribution pursuant to this Section 8(c) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.  The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 8, none of the Holders (and its related Indemnified Holders) or the Market Maker shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total discount with respect to the Securities received by such Holder or the Securities received by the Market Maker exceeds the amount of any damages which such Holder or the Market Maker has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  The Holders’ obligations to contribute pursuant to this Section 8(c) are several in proportion to the respective principal amount of Securities held by each of the Holders hereunder and not joint.

SECTION 9.              Rule 144A.  Each of the Issuers and the Guarantors hereby agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding, to make available to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A under the Securities Act.

SECTION 10.            Participation in Underwritten Registrations.  No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder’s Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

SECTION 11.            Selection of Underwriters.  The Holders of Transfer Restricted Securities covered by the Shelf Registration Statement who desire to do so may sell such Transfer Restricted Securities in an Underwritten Offering.  In any such Underwritten Offering, the investment banker(s) and managing underwriter(s) that will administer such offering will be selected by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in such offering; provided, however, that such investment banker(s) and managing underwriter(s) must be reasonably satisfactory to the Issuers.

SECTION 12.            Miscellaneous.

(a)           Remedies.  Each of the Issuers and the Guarantors hereby agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

(b)           No Inconsistent Agreements.  Each of the Issuers and the Guarantors will not on or after the date of this Agreement enter into any agreement with respect to their securities that is inconsistent with the rights granted to the Holders or the Market Maker in this Agreement or otherwise conflicts with the provisions hereof.  Neither the Issuers nor any of the Guarantors has previously entered into any agreement granting any registration rights with respect to their securities to any Person that would conflict with this Agreement.  The rights granted to the Holders and the Market Maker hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Issuers’ or any of the Guarantors’ securities under any agreement in effect on the date hereof.

(c)           Adjustments Affecting the Securities.  The Issuers will not take any action, or permit any change to occur, with respect to the Securities that would materially and adversely affect the ability of the Holders to Consummate any Exchange Offer.

(d)           Amendments and Waivers.  The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Issuers have (i) in the case of Section 5 hereof and this Section 12(d)(i) obtained the written consent of Holders of all outstanding Transfer Restricted Securities, (ii) in the case of any of the provisions of (x) Annex A hereof or (y) Section 8 hereof as they relate to the Market Maker, the written consent of the Market Maker and (iii) in the case of all other provisions hereof (including Section 8 hereof as it relates to the Holders), obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities (excluding any Transfer Restricted Securities held by the Issuers or their Affiliates).  Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered pursuant to the Exchange Offer and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities being tendered or registered; provided, however, that, with respect to any matter that directly or indirectly affects the rights of the Initial Purchasers or the Market Maker hereunder, the Issuers shall obtain the written consent of the Initial Purchasers and the Market Maker with respect to which such amendment, qualification, supplement, waiver, consent or departure is to be effective.

(e)           Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

(i)            if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

(ii)           If to the Issuers or the Guarantors:

Tops Holding Corporation
P.O. Box 1027
Buffalo, New York  14240-1027
Facsimile:  (716) 635-5102
Attention:  Kevin Darrington

with a copy to:

Shearman & Sterling LLP
599 Lexington Avenue
New York, New York 10022
Facsimile:  (212) 848-7179
Attention:  Michael Benjamin, Esq.

(iii)          If to the Market Maker:

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York  10036
Facsimile:  (212) 761-0260
Attention:  Legal Department

All such notices and communications shall be deemed to have been duly given:  at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

(f)            Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without limitation, and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder.

(g)           Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(h)           Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i)            Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW RULES THEREOF.

(j)            Severability.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(k)           Entire Agreement.  This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Issuers with respect to the Transfer Restricted Securities.  This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

TOPS HOLDING CORPORATION

By:	/s/ Eric Kanter
	Name:	Eric Kanter
	Title:	Vice President

TOPS MARKETS, LLC

By:	/s/ Frank Curci
	Name:	Frank Curci
	Title:	Chief Executive Officer

TOPS PT, LLC

By:	/s/ Frank Curci
	Name:	Frank Curci
	Title:	Chief Executive Officer

TOPS GIFT CARD COMPANY, LLC

By:	/s/ Frank Curci
	Name:	Frank Curci
	Title:	President

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written:

MORGAN STANLEY & CO. INCORPORATED

Acting on behalf of itself
and as the Representative of
the several Initial Purchasers

By:	Morgan Stanley & Co. Incorporated

	By:	/s/ Paul B. Franks
Managing Director

Annex A

Market Making.

(a)           For so long as any of the Securities or Exchange Securities are outstanding and the Representative (in such capacity, the “Market Maker”) or any of its affiliates (as defined in the rules and regulations of the Commission) owns any equity securities of the Issuers, the Guarantors or any of their affiliates and proposes to make a market in the Securities or Exchange Securities as part of its business in the ordinary course, the following provisions shall apply for the sole benefit of the Market Maker:

(i)            The Issuers and the Guarantors shall (A) on the date that the Exchange Offer Registration Statement or, if required hereby, the Shelf Registration Statement is filed with the Commission, file a registration statement (the “Market Making Registration Statement”) (which may be the Exchange Offer Registration Statement or the Shelf Registration Statement if permitted by the rules and regulations of the Commission) and use their reasonable best efforts to cause such Market Making Registration Statement to be declared effective by the Commission on or prior to the consummation of the Exchange Offer or the initial effective date of the Shelf Registration Statement, as applicable; (B) periodically amend such Market Making Registration Statement so that the information contained therein complies with the requirements of Section 10(a) under the Securities Act; (C) amend the Market Making Registration Statement or amend or supplement the related Prospectus when necessary to reflect any material changes in the information provided therein; and (D) amend the Market Making Registration Statement when required to do so in order to comply with Section 10(a)(3) of the Securities Act; provided, however, that (1) prior to filing the Market Making Registration Statement, any amendment thereto or any amendment or supplement to the related Prospectus, the Issuers will furnish to the Market Maker copies of all such documents proposed to be filed, which documents will be subject to the review of the Market Maker and its counsel and (2) the Issuers and the Guarantors will not file the Market Making Registration Statement, any amendment thereto or any amendment or supplement to the related Prospectus to which the Market Maker and its counsel shall reasonably object unless the Issuers are advised by counsel that such Market Making Registration Statement or any such amendment or supplement is required to be filed under applicable securities laws and the Issuers will provide the Market Maker and its counsel with copies of the Market Making Registration Statement and each amendment and supplement filed.

(ii)           The Issuers shall notify the Market Maker and, if requested by the Market Maker, confirm such advice in writing, (A) when any Market Making Registration Statement, any post-effective amendment to the Market Making Registration Statement or any amendment or supplement to the related Prospectus has been filed, and, with respect to any Market Making Registration Statement or any post-effective amendment, when the same has become effective; (B) of any request by the Commission for any post-effective amendment to the Market Making Registration Statement, any supplement or amendment to the related Prospectus or for additional information; (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Market Making

Registration Statement or the initiation of any proceedings for that purpose, including the receipt by the Issuers of any notice of objection of the Commission to the use of the Market Making Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; (D) of the receipt by the Issuers of any notification with respect to the suspension of the qualification of the Securities or Exchange Securities for sale in any jurisdiction or the initiation or threatening of any proceedings for such purpose; and (E) of the happening of any material event that makes any statement made in the Market Making Registration Statement, the related Prospectus or any amendment or supplement thereto untrue or that requires the making of any changes in the Market Making Registration Statement, such Prospectus or any amendment or supplement thereto, in order to make the statements therein not misleading.

(iii)          If any event contemplated by (a)(ii)(B) through (E) of this Annex A occurs during the period for which the Issuers and the Guarantors are required to maintain an effective Market Making Registration Statement, the Issuers and the Guarantors shall, subject to (a)(i) of this Annex A, promptly prepare and file with the Commission a post-effective amendment to the Market Making Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(iv)          In the event of the issuance of any stop order suspending the effectiveness of the Market Making Registration Statement, any notice of objection pursuant to Rule 401(g)(2) under the Securities Act or any order suspending the qualification of the Securities or Exchange Securities for sale in any jurisdiction, the Issuers and the Guarantors shall promptly use their reasonable best efforts to obtain the withdrawal or lifting of such order or the resolution of such objection, including by filing an amendment to the Market Making Registration Statement on the proper form as necessary.

(v)           The Issuers shall furnish to the Market Maker, without charge, (i) at least one conformed copy of the Market Making Registration Statement and any post-effective amendment thereto; and (ii) as many copies of the related Prospectus and any amendment or supplement thereto as the Market Maker may reasonably request.

(vi)          The Issuers and the Guarantors shall consent to the use of the Prospectus contained in the Market Making Registration Statement or any amendment or supplement thereto by the Market Maker in connection with its market-making activities.

(vii)         Notwithstanding the foregoing provisions of this Annex A, the Issuers and the Guarantors may for valid business reasons, including without limitation, a potential material acquisition, divestiture of assets or other material corporate transaction, notify the Market Maker in writing that the Market Making Registration Statement is no longer effective or the Prospectus included therein is no longer usable for offers and sales of Securities or Exchange Securities; provided that the use of the Market Making Registration Statement or the Prospectus contained therein shall not be suspended for more than 60 days (whether or not consecutive) in the aggregate in any 12-month period.  The Market

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Maker agrees that upon receipt of any notice from the Issuers pursuant to this clause (a)(vii), it will discontinue use of the Prospectus contained in the Market Making Registration Statement until receipt of copies of the supplemented or amended Prospectus relating thereto or until advised in writing by the Issuers that the use of the Prospectus contained in the Market Making Registration Statement may be resumed.

(b)           In connection with the Market Making Registration Statement, the Issuers shall (i) make available for inspection by a representative of, and counsel acting for, the Market Maker, at reasonable times and in a reasonable manner, all pertinent financial and other records, documents and properties of the Issuers and their subsidiaries and (ii) cause the respective officers, directors and employees of the Issuers and the Guarantors to supply all relevant information reasonably requested by such representative or counsel or the Market Maker; provided that if any such information is identified by the Issuers or any Guarantor as being confidential or proprietary, each Person receiving such information shall take such actions as are reasonably necessary to protect the confidentiality of such information to the extent such action is otherwise not inconsistent with, an impairment of or in derogation of the rights and interests of any Market Maker.

(c)           Prior to the initial effective date of the Market Making Registration Statement, the Issuers and the Guarantors shall use their reasonable best efforts to register or qualify the Securities or Exchange Securities for offer and sale under all applicable state securities or blue sky laws of such jurisdictions as the Market Maker reasonably requests in writing, cooperate with the Market Maker in connection with any filings required to be made with FINRA and do any and all other acts or things that may be reasonably necessary or advisable to enable the offer and sale in such jurisdictions of the Securities or Exchange Securities covered by the Market Making Registration Statement; provided that the Issuers and the Guarantors shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to subject itself to service of process in any such jurisdictions or (iii) subject itself to taxation in any such jurisdiction if it is not so then subject.

(d)           The Issuers and the Guarantors represent and agree that the Market Making Registration Statement, any post-effective amendments thereto, any amendments or supplements to the related Prospectus and any documents filed by them under the Exchange Act will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission thereunder and will not, as of each effective date of such Market Making Registration Statement or post-effective amendments and as of the filing date of any amendments or supplements to such Prospectus or filings under the Exchange Act, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Market Making Registration Statement or the related Prospectus in reliance upon and in conformity with written information furnished to the Issuers by the Market Maker specifically for inclusion therein, which information the parties hereto agree will be limited to the statements concerning the market-making activities of the Market Maker to be set

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forth on the cover page and in the “Plan of Distribution” section of the Prospectus (the “Market Maker’s Information”).

(e)           At the time of initial effectiveness of the Market Making Registration Statement and concurrently with each time the Market Making Registration Statement shall be amended by post-effective amendment, including by the filing of an annual report incorporated by reference into the Market Making Registration Statement, or the related Prospectus shall be amended or supplemented, the Issuers shall (if requested by the Market Maker) furnish the Market Maker with a certificate of its Chief Executive Officer, Chairman of the Board of Directors, President or Chief Financial Officer to the effect that:

(i)            the Market Making Registration Statement has been declared effective;

(ii)           in the case of an amendment to the Market Making Registration Statement, such amendment has become effective under the Securities Act as of the date and time specified in such certificate, if applicable; and in the case of an amendment or supplement to the Prospectus, such amendment or supplement to the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) under the Securities Act specified in such certificate on the date specified therein;

(iii)          to the knowledge of such officers, no stop order suspending the effectiveness of the Market Making Registration Statement has been issued, including any notice of objection of the Commission to the use of the Market Making Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, and no proceeding for that purpose is pending or threatened by the Commission; and

(iv)          such officers have carefully examined the Market Making Registration Statement and the Prospectus (and, in the case of an amendment or supplement, such amendment or supplement) and, to the knowledge of such officer, as of the applicable effective date of such Market Making Registration Statement, or the date of such amendment or supplement, as applicable, the Market Making Registration Statement and the Prospectus, as amended or supplemented, if applicable, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(f)            The Issuers and the Guarantors, on the one hand, and the Market Maker, on the other hand, hereby agree to indemnify each other, and, if applicable, contribute to the other, in accordance with Section 8 of this Agreement.

(g)           The Issuers and the Guarantors will comply with the provisions of this Annex A at their own expense and will reimburse the Market Maker for its expenses associated with this Annex A (including reasonable fees of counsel for the Market Maker).

(h)           The agreements contained in this Annex A and the representations, warranties and agreements contained in this Agreement shall survive all offers and sales of the Securities and Exchange Securities and shall remain in full force and effect, regardless of any termination or

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cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

(i)            For purposes of this Annex A, (i) any reference to the terms “amend”, “amendment” or “supplement” with respect to the Market Making Registration Statement or the Prospectus contained therein shall be deemed to refer to and include the filing under the Exchange Act of any document deemed to be incorporated therein by reference and (ii) any reference to the terms “Securities” or “Exchange Securities” shall be deemed to refer to and include any securities issued in exchange for or with respect to such Securities or Exchange Securities.

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